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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 33-42895, No. 33-42899, No. 33-42908, No. 33-42909, No. 333-04615, No. 333-33336
No. 333-70948, and No. 333-103510 on Form S-8 of American Healthways, Inc. of our report dated October 1, 2003 appearing in the Annual Report on Form 10-K of American Healthways, Inc. for the year ended August 31, 2003.

ERNST & YOUNG LLP

Nashville, Tennessee
November 19, 2003